Exhibit 3.2

BYLAWS

OF

PIEDMONT NATURAL GAS COMPANY, INC.

ARTICLE I.
OFFICES

Section 1.1.                                Principal Office.  The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.

Section 1.2.                                Registered Office.  The registered office of the corporation required by law to be maintained in the State of North Carolina may be any office in North Carolina designated as such by the Board of Directors and may be, but need not be, identical with the principal office.

Section 1.3.                                Other Offices.  The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

ARTICLE II.
MEETINGS OF SHAREHOLDERS

Section 2.1.                                Place of Meetings.  All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be designated by the Board of Directors or agreed upon by a majority of the shareholders entitled to vote at the meeting.

Section 2.2.                                Annual Meetings.  The annual meeting of shareholders shall be held at such time and in such manner as determined by the Board of Directors and as stated in the notice of meeting for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 2.3.                                Substitute Annual Meeting.  If the annual meeting shall not be held on the day designated by or fixed in accordance with these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4.  A substitute annual meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 2.4.                                Special Meetings.  Special meetings of the shareholders may be called at any time by the President, the Secretary, or the Board of Directors.  The corporation shall also hold a special meeting pursuant to, and held within thirty (30) days after, delivery to the corporation of the written request of the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.  Such written request shall set forth the purpose or purposes for which the meeting is to be held.  Any request delivered pursuant to this section shall cease to be effective on the sixty-first (61st) day after the date thereof unless prior to such day the corporation has received effective written requests from shareholders sufficient to call the special meeting.

Section 2.5.                                Notice of Meetings.

(a)                                 Written notice stating the date, time and place of every meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of any shareholders’ meeting, either by personal delivery, or by telegraph, teletype, facsimile transmission or other form of electronic communication or by mail or private carrier, by or at the direction of the Board of Directors, the President, the Secretary, or other person calling the meeting, to each shareholder entitled to vote at such meeting; provided that such notice must be given to the extent required by law, to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law.  If mailed, such notice shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.

(b)                                 In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

(c)                                  When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than one hundred twenty (120) days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

(d)                                 The transactions of any meeting of shareholders, however called and with whatever notice, if any, are as valid as though taken at a meeting duly held after regular call and notice, if:

(i)                                     All the shareholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by any shareholder; or

(ii)                                  A quorum is present either in person or by proxy and no objection to holding the meeting is made by anyone so present and if, either before or after the meeting, each person entitled to vote who is not present, in person or by proxy, signs a written waiver of notice, a consent to the holding of the meeting or an approval of the action taken as shown by the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.6.                                Waiver of Notice.  Any shareholder may waive notice of any meeting before or after the meeting.  The waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records.  A shareholder’s attendance at a meeting in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

Section 2.7.                                Shareholders’ List.  Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting.  The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.  The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, personally or by or with his representative, at any time following written demand by such shareholder and at such shareholder’s expense during regular business hours.  The list shall also be available at the meeting and shall be subject to inspection by any shareholder, personally or by or with his representative, at any time during the meeting or any adjournment thereof.

Section 2.8.                                Voting Group.  All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group.  All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group.  Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

Section 2.9.                                Quorum.

(a)                                 Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of that voting group exists.  A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(b)                                 Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(c)                                  In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 2.5, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 2.10.                         Proxies.  Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by the shareholder’s duly authorized attorney in fact.  A telegram, telex, facsimile, electronic mail or other form of wire or wireless communication appearing to have been transmitted by a shareholder or a photocopy or equivalent reproduction of a writing appointing one or more proxies, shall be a valid form to appoint a proxy.  An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form.  No proxy shall be valid after ten (10) years from the date of its execution.

Section 2.11.                         Voting of Shares.

(a)                                 Subject to the provisions of the articles of incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

(b)                                 Except in the election of directors as governed by the provisions of Section 3.3, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws.

(c)                                  Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

(d)                                 Either the Board of Directors or the Chairman of the meeting may appoint one or more voting inspectors, each of whom shall take an oath to execute his duties impartially and to the best of his ability.  The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting power of each, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.

Section 2.12.                         Informal Action by Shareholders.

(a)                                 Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more unrevoked written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b)                                 If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten (10) days before the action is taken.

ARTICLE III.
BOARD OF DIRECTORS

Section 3.1.                                General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 3.2.                                Number and Qualifications.  The number of directors constituting the Board of Directors shall be not less than one (1) nor more than ten (10).  Within said limits, such number of directors shall be fixed, from time to time, by the shareholders or the Board of Directors.  Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3.3.                                Election of Directors.  Except as provided in Section 3.6, the directors shall be elected at the annual meeting of shareholders.  Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.  If any shareholder so demands, the election of directors shall be by ballot.

Section 3.4.                                Term of Directors.  Each initial director shall hold office until the first shareholders’ meeting at which directors are elected, or until such director’s death, resignation or removal.  The term of every other director shall expire at the next annual shareholders’ meeting following the director’s election or upon such director’s death, resignation or removal.  The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.  A decrease in the number of directors does not shorten an incumbent director’s term.  Despite the expiration of a director’s term, such director shall continue to serve until a successor shall be elected and qualifies or until there is a decrease in the number of directors.

Section 3.5.                                Removal and Resignation.  Any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.  A director may not be removed by the shareholders at a meeting (other than an annual meeting at which election of directors normally occurs) unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.  If any directors are so removed, new directors may be elected at the same meeting.  A director may resign at any time by communicating his resignation to the Board of Directors, its Chairman, or the corporation.  Such resignation is effective when communicated unless it specifies in writing a later date or subsequent event upon which it will become effective.

Section 3.6.                                Vacancies.  Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first.  If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors.  If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

Section 3.7.                                Chairman of Board.  There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board of Directors.  The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors.

Section 3.8.                                Compensation.  The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.  This provision shall not preclude directors for serving the corporation in other capacities and receiving compensation for such other services.

ARTICLE IV.
MEETINGS OF DIRECTORS

Section 4.1.                                Regular Meetings.  A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders.  In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 4.2.                                Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, if any, by the President or by any director.  Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

Section 4.3.                                Notice of Meetings.  Regular meetings of the Board of Directors may be held without notice.  The person or persons calling a special meeting of the Board of Directors shall, at least one (1) day before the meeting, give or cause to be given notice thereof by any usual means of communication.  Such notice need not specify the purpose for which the meeting is called.  Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

Section 4.4.                                Waiver of Notice.  Any director may waive notice of any meeting before or after the meeting.  Except as set forth in the next sentence, the waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records.  A director’s attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.5.                                Quorum.  Unless the articles of incorporation or these bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed, a majority of directors in office immediately before the meeting begins shall constitute a quorum.

Section 4.6.                                Manner of Acting.  Except as otherwise provided in the articles of incorporation or these bylaws, including Section 4.9, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.7.                                Presumption of Assent.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) the objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting.   Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 4.8.                                Action Without Meeting.  Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors.  The action must be evidenced by one or more unrevoked written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

Section 4.9.                                Participation by Telephone.  Any one or more directors or members of a committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications device that allows all persons participating in the meeting to hear each other.  Participation by this means shall be deemed presence in person at the meeting.

Section 4.10.                         Committees of the Board.  The Board of Directors may create an Executive Committee and other committees of the Board of Directors and appoint members of the Board of Directors to serve on them.  Except as otherwise provided by the North Carolina Business Corporation Act, the creation of a committee of the Board of Directors and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 4.6.  Each committee of the Board of Directors must, except as required otherwise by the North Carolina Business Corporation Act, have one or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except that a committee may not:

(i)                                     declare dividends or authorize distributions;

(ii)                                  approve, or propose to shareholders, action that is required by law to be approved by shareholders;

(iii)                               fill vacancies on the Board of Directors or on any of its committees;

(iv)                              amend the articles of incorporation;

(v)                                 adopt, amend or repeal bylaws;

(vi)                              approve a plan of dissolution or merger or consolidation;

(vii)                           approve the sale, lease or exchange of all or substantially all of the property of the corporation;

(viii)                        designate any other committee, or to fill vacancies in the Board of Directors or other committees;

(ix)                              fix the compensation of directors for serving on the Board of Directors or any committee;

(x)                                 authorize or approve reacquisition of shares, except according to a formula or method approved by the Board of Directors;

(xi)                              authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors specifically authorizes the Executive Committee to do so within limits established by the Board of Directors;

(xii)                           amend, or repeal any resolution of the Board of Directors which by its terms is not so amendable or repealable; or

(xiii)                        to take any action expressly prohibited in a resolution of the Board of Directors.

The Executive Committee shall report at a regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

Section 4.11.                         Committee Meetings.  Regular and special meetings of any committee established pursuant to this Article IV may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

Section 4.12.                         Quorum and Manner of Acting.  A majority of the members of any committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting.  The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

Section 4.13.                         Term of Office.  Members of any committee shall be elected as provided above and shall hold office until their successors are elected by the Board of Directors or until such committee is dissolved by the Board of Directors.

Section 4.14.                         Resignation and Removal.  Any member of a committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the

Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

Section 4.15.                         Vacancies.  Any vacancy occurring in a committee resulting from any cause whatever may be filled by the Board of Directors.

ARTICLE V.
OFFICERS

Section 5.1.                                Officers of the Corporation.  The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors.  Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 5.2.                                Appointment and Term.  The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers.  Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been appointed.

Section 5.3.                                Compensation of Officers.  The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized.  The appointment of an officer does not itself create contract rights.

Section 5.4.                                Removal.  Any officer may be removed by the Board of Directors at any time with or without cause by any of the following: (a) the Board of Directors, (b) the officer, including any successor, who appointed such officer being removed, unless otherwise provided by these bylaws or the Board of Directors; or (c) any other officer, if authorized by these bylaws or the Board of Directors.  However, such removal shall not itself affect the officer’s contract rights, if any, with the corporation.

Section 5.5.                                Resignation.  An officer may resign at any time by communicating his resignation to the corporation, orally or in writing.  A resignation is effective when communicated unless it specifies in writing a later effective time.  If a resignation is made effective at a later time that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective time if the Board of Directors provides that the successor does not take office until the effective date.  An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer.

Section 5.6.                                Bonds.  The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 5.7.                                President.  The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, when present, preside at all meetings of the shareholders.  He shall sign certificates for shares of the corporation (with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors), any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.8.                                Vice-Presidents.  In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

Section 5.9.                                Secretary.  The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) maintain and have general charge of the stock transfer books of the corporation; (f) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

Section 5.10.                         Assistant Secretaries.  In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.  They shall perform such other duties as may be prescribed by the Secretary, by the President or by the Board of Directors.  Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the corporation.

Section 5.11.                         Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 6.4 of these bylaws; (b) maintain appropriate accounting records as required by law; (c) prepare and file all tax returns required by law; (d) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within one hundred twenty (120) days after the end of such fiscal year; and (e) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

Section 5.12.                         Assistant Treasurers.  In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer.  They shall perform such other duties as may be prescribed by the Treasurer, by the President or by the Board of Directors.

Section 5.13.                         Voting of Stock Held.  Unless otherwise provided by vote of the Board of Directors, the President, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the corporation to cast the votes which the corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, to waive notice of meetings or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting votes, waiving notice or giving consent, and may execute or cause to be executed on behalf of the corporation written proxies, consents, waivers or other instruments he may deem necessary or proper.  The President, any Vice President or the Secretary may himself attend any meeting of the holders of stock or other securities of such other corporation and vote or exercise any powers of the corporation as the holder of such stock or other securities.

ARTICLE VI.
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1.                                Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 6.2.                                Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors.  Such authority may be general or confined to specific instances.

Section 6.3.                                Checks and Drafts.  All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 6.4.                                Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VII.
SHARES AND THEIR TRANSFER

Section 7.1.                                Certificates for Shares.  The Board of Directors may authorize the issuance of some or all of the shares of the corporation’s classes or series without issuing certificates to represent such shares.  If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors.  Certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer.  All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation.  When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by him.  When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.  The Board of Directors shall comply with § 55-6-26 of the North Carolina Business Corporation Act with respect to all uncertificated shares.

Section 7.2.                                Share Transfer Records.  The corporation shall maintain, or cause one or more stock transfer agents to maintain, share transfer records, containing the name and address of each shareholder of record and the number and class or series of shares held by such shareholder.  Transfers of shares of the corporation shall be made only on the share transfer records of the corporation by the holder of record thereof or by a duly authorized agent, transferee or legal representative and only upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

Section 7.3.                                Lost or Destroyed Certificate.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board of Directors may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

Section 7.4.                                Fixing Record Date.

(a)                                 The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action.  Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.  A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(b)                                 If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

(c)                                  The Board of Directors may fix a future date as the record date for determining shareholders entitled to a distribution or share dividend.  If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 7.5.                                Holder of Record.  Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 7.6.                                Shares Held by Nominees

(a)                                 The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address and taxpayer identification number of the nominee, (ii) the name, address and taxpayer identification number of the beneficial owner, (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder, and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

(b)                                 The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at and otherwise participating in shareholders’ meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters’ rights under Article 13 of the North Carolina Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

(c)                                  The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

(d)                                 If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and to be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

ARTICLE VIII.
INDEMNIFICATION

Section 8.1.                                Definitions. For purposes of this Article VIII, the following definitions shall apply:

(a)                                 “Corporation” means the corporation and all “predecessors” thereof, as such term is defined in § 55-8-50(b)(1) of the Act.

(b)                                 “Director” means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if such director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)                                  “Expenses” means expenses of every kind incurred in defending a Proceeding, including, but not limited to, legal, accounting, expert and investigatory fees and expenses.

(d)                                 “Indemnified Officer” shall mean each officer of the corporation who is also a director of the corporation and each other officer of the corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a Director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(e)                                  “Liabilities” means any obligation to pay any or all of the following: a judgment, a settlement, a penalty, a fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including, but not limited to, attorneys’ fees of opposing parties incurred with respect to a Proceeding.

(f)                                   “Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigations that could lead to such a proceeding).

Section 8.2.                                Indemnification. In addition to, and not in any way in limitation of, all indemnification rights and obligations otherwise provided by law or rule, the corporation shall indemnify and hold harmless its Directors and Indemnified Officers against all Liabilities and Expenses in any Proceeding (including, without limitation, a Proceeding brought by or on behalf of the corporation itself) arising out of their status as Directors or officers, or their service at the corporation’s request as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity; provided, however, that the corporation shall not indemnify a Director or an Indemnified Officer against Liabilities or Expenses that such person may incur on account of activities of such person which at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Corporation.

The Corporation shall also indemnify each Director and Indemnified Officer for his or her reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 6.3 that the Director or Indemnified Officer is entitled to indemnification hereunder.

The Board of Directors shall have the authority to adopt such resolutions pertaining to the implementation of this Section as it may from time to time determine, and such resolutions shall be given full effect, even though they supplement, amplify or go beyond the provisions of this Section, provided and to the extent such resolution does not violate any provision of the Act or the Corporation’s Articles of Incorporation. This Section shall be construed in a manner to fully effect the purpose and intent of the resolution of the Corporation’s Board of Directors approving and adopting this provision.

Section 8.3.                                Determination. Any indemnification under Section 8.2 shall be paid by the Corporation in a specific case only after a determination that the Director or Indemnified Officer has met the standard of conduct set forth in Section 8.2. Such determination shall be made:

(a)                                 by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

(b)                                 if a quorum cannot be obtained under paragraph (a), by a majority vote of a committee duly designated by the Board of Directors (in which vote directors who are parties to the Proceeding may participate), consisting solely of two or more directors not at the time parties to the Proceeding;

(c)                                  by special legal counsel (i) selected by the Board of Directors or a committee thereof in the manner prescribed in paragraph (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under paragraph (a) and a committee cannot be designated under paragraph (b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties in the Proceeding may participate); or

(d)                                 by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination. The Board of Directors shall take all such action as may be necessary and appropriate to enable the corporation to pay the indemnification required by this Article VIII.

Section 8.4.                                Advances for Expenses. The Expenses incurred by a Director or an Indemnified Officer in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation against such Expenses. Subject to receipt of such undertaking, the corporation shall make reasonable periodic advances for Expenses pursuant to this Section, unless the Board of Directors shall determine, in the manner provided in Section 8.3 and based on the facts then known, that indemnification under this Article VIII is or will be precluded.

Section 8.5.                                Reliance and Consideration. Any Director or Indemnified Officer who at any time after the adoption of this Article VIII serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article VIII. No amendment, modification or repeat of this Article VIII shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

Section 8.6.                                Insurance. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were or are serving at the request of the corporation in any capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee, agent or other person indemnified above made to or on behalf of a person entitled to indemnification under this Article VIII shall relieve the corporation of its liability for indemnification provided for in this Article VIII or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

ARTICLE IX.
GENERAL PROVISIONS

Section 9.1.                                Distributions.  The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

Section 9.2.                                Seal.  The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation (with abbreviations, if necessary) and in the center of which is inscribed “SEAL.”

Section 9.3.                                Fiscal Year.  The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 9.4.                                Amendments.

(a)                                 Except as otherwise provided by law, the articles of incorporation or herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of shareholders holding a majority of shares of the capital stock of the corporation entitled to vote or by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

(b)                                 The Board of Directors shall have no power to adopt a Bylaw prescribing quorum or voting requirements for action by shareholders or directors different from those prescribed by law.  A Bylaw that fixes a greater quorum or voting requirement may be adopted by a majority of the Board of Directors then in office, but only if originally adopted by the Board of Directors; otherwise such amendment must be approved by the shareholders.

(c)                                  No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

Section 9.5.                                Definitions.  Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

Section 9.6.                                Waiver of Notice.  In addition to provisions elsewhere in these bylaws regarding waiver of notice, whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 9.7.                                Electronic Transactions.  The corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute the agreement by the corporation, its shareholders and directors to the conduct of transactions by electronic means.